CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to (i) inclusion in this Annual Report on Form 10KSB of SiVault Systems, Inc. (formerly Security Biometrics, Inc.; the "Registrant") of our report dated October 1, 2004 relating to the financial statements of the Registrant as at and for the year ended June 30, 2004 (the "Report") and (ii) incorporation by reference of the Report in the Registrant's Registration Statement on Form S-8 (Reg. No. 333-117420).

                                                 /s/ Miller Ellin & Company, LLP
                                                 CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
October 12, 2004


                                      E-146
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